UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

LIONBRIDGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26933	04-3398462
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Winter Street, Suite 2300, Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 434-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Credit Agreement

To fund a portion of the purchase price for its acquisition of Bowne Global Solutions, Lionbridge Technologies, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), dated as of September 1, 2005, together with Lionbridge Technologies Ireland (the “Irish Borrower”), Lionbridge Technologies Holdings B.V. (“Lionbridge BV”; together with the Company and the Irish Borrower, the “Borrowers”), VeriTest, Inc. (“VeriTest”), Lionbridge US, Inc. (“Lionbridge US”), Mentorix Technologies Inc. (“Mentorix”), Lionbridge Global Solutions Companies, Inc. (“LGS”), Lionbridge Global Solutions Federal, Inc. (“Federal”), Lionbridge Global Solutions II, Inc. (“LGS II”; together with VeriTest, Lionbridge US, Mentorix, LGS and such other material domestic subsidiaries of the Company as may from time to time become a party to the Credit Agreement, the “US Guarantors”), Lionbridge Technologies B.V. (together with the Company, the US Guarantors and any such other subsidiaries of Lionbridge BV and the Irish Borrower, the “Foreign Guarantors”), the several banks and financial institutions as may become parties to the Credit Agreement (collectively, the “Lenders”) and Wachovia Bank, National Association, as administrative agent for the Lenders (“Wachovia”). Immediately after the closing of the acquisition of Bowne Global Solutions, Lionbridge Global Solutions Holdings Netherlands B.V. (“Lionbridge Global BV”) entered into a Joinder Agreement, dated as of September 1, 2005, with all of the parties to the Credit Agreement joining into the Credit Agreement as a Dutch Borrower (as defined in the Credit Agreement).

The Credit Agreement provides for a five-year $25,000,000 revolving credit facility and a six-year $100,000,000 term facility. The revolving credit facility includes a $5,000,000 letter of credit subfacility and a $5,000,000 swingline loan subfacility. Prior to September 1, 2011 (the “Term Loan Maturity Date”), the Borrowers have the right to incur additional indebtedness through additional borrowings under the term facility in an aggregate amount of up to $50,000,000.

The principal amount of all loans under the revolving credit facility is required to be repaid on September 1, 2010. The term loan is required to be repaid in twenty-four consecutive quarterly installments beginning on December 31, 2005 and ending on the Term Loan Maturity Date. The loans may be prepaid in whole or in part without premium or penalty and must be mandatorily prepaid in certain circumstances.

Pursuant to a Security Agreement, dated as of September 1, 2005, in favor of Wachovia as agent for the Lenders, the Lenders have been granted a security interest in substantially all of the assets of the Company and the US Guarantors as security for the obligations of the Company and the US Guarantors under the Credit Agreement. Each of Lionbridge BV, Lionbridge Technologies B.V., Lionbridge Global BV and the Irish Borrower have pledged their assets to secure their respective obligations under the Credit Agreement, taking into effect the Joinder Agreement.

Pursuant to the Credit Agreement, the Company and the US Guarantors (collectively, the “Pledgors”) have pledged a security interest in all of the issued and outstanding capital stock of certain of the Company’s domestic subsidiaries. In addition, the Pledgors have pledged a security interest in 65% of the issued and outstanding voting capital stock of certain of the Company’s foreign subsidiaries and 100% of the issued and outstanding non-voting capital stock of certain of the Company’s foreign subsidiaries.

The obligations of the Company under the Credit Agreement are guaranteed by each US Guarantor, and the obligations of the Irish Borrower, Lionbridge BV and Lionbridge Global BV are guaranteed by each of the Foreign Guarantors.

The Credit Agreement contains customary representations and warranties, as well as customary events of default and affirmative covenants. In addition, there are customary negative covenants, including, among others, covenant relating to indebtedness, liens, the nature of the Company’s business, business combinations and corporate changes.

The foregoing description of the Credit Agreement and the ancillary agreements does not purport to be a complete statement of the parties’ rights under such agreements and is qualified in its entirety by reference to the full text of the agreements which are attached hereto as Exhibits 10.1 through 10.19.

Shareholder Agreement

On September 1, 2005, pursuant to the terms and conditions of an Agreement and Plan of Merger, dated as of June 27, 2005 (the “Merger Agreement”), by and among the Company, GGS Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Transitory Subsidiary”), BGS Companies, Inc., a Delaware corporation (“BGS”), Bowne & Co., Inc., a Delaware corporation (“Bowne”) and Bowne of New York City, LLC, a Delaware limited liability company (“Bowne New York”), the Company entered into a Shareholder Agreement (the “Shareholder Agreement”) with Bowne.

The Shareholder Agreement provides that upon the termination of the term of Philip E. Kucera, the initial Bowne designee to the Company’s board of directors (the “Board”), as a director or upon the termination of the term of any subsequent designee of Bowne, Bowne has the right to designate one representative, reasonably acceptable to the Company, to serve as a member of the Board. Bowne’s right to designate a representative to serve on the Board will expire from and after the first time that the number of shares of the Company’s common stock beneficially owned by Bowne and Bowne New York is less than 50% of the number of shares of the Company’s common stock received by Bowne and Bowne New York (the “Shares”) upon the closing (the “Closing”) of the merger of the Transitory Subsidiary with and into BGS (the “Merger”).

The Shareholder Agreement also provides Bowne with demand and piggyback registration rights with respect to the Shares for a period ending on the later to occur of five years after the Closing and the date Bowne holds less than 10% of the Shares.

In addition, pursuant to the Shareholder Agreement, Bowne is subject to a right of first offer in favor of the Company with respect to the sale of the Shares. The Company does not have the right to purchase the Shares from Bowne if the number of Shares being sold by Bowne does not (a) exceed 4.9% of the outstanding shares of the Company’s common stock at the time of the sale or (b) result in the transferee acquiring more than 4.9% of the outstanding shares of the Company’s common stock.

The foregoing description of the Shareholder Agreement does not purport to be a complete statement of the parties’ rights under the Shareholder Agreement and is qualified in its entirety by reference to the full text of the Shareholder Agreement which is attached hereto as Exhibit 10.20.

Item 2.01. Completion of Acquisition or Disposition of Assets

On September 1, 2005, pursuant to the terms of the Merger Agreement, the Company completed the acquisition of Bowne Global Solutions, a division of Bowne, through the Merger. Pursuant to the Merger, BGS became a wholly owned subsidiary of the Company. Upon the Closing, each share of common stock of BGS was automatically converted into the right to receive a portion of the merger consideration. The merger consideration paid by the Company to the holders of BGS common stock consisted of 9,400,000 shares of the Company’s common stock and $130,000,000 in cash. As described in Item 1.01, a portion of the proceeds from the loan were used to fund the acquisition.

A copy of the press release announcing the Closing is attached hereto as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of the Closing, the Board appointed Philip E. Kucera to serve as a director of the Company as a member of the class of directors whose term will expire at the annual meeting of stockholders of the Company to be held in 2008 (the “2008 Annual Meeting”), to serve in accordance with the Amended and Restated By-laws of the Company until the 2008 Annual Meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal. Mr. Kucera was selected as a director pursuant to the terms and conditions of the Merger Agreement, which provided that the Company must cause a designee of Bowne to be appointed to the Board effective as of Closing.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this report on Form 8-K must be filed.

(c)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONBRIDGE TECHNOLOGIES, INC.

Date: September 7, 2005	By:	/s/ Margaret A. Shukur
Margaret A. Shukur Vice President General Council and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1 (1)	Agreement and Plan of Merger, dated as of June 27, 2005, by and among Lionbridge Technologies, Inc., GGS Acquisition Corp., BGS Companies, Inc., Bowne & Co., Inc. and Bowne of New York City, LLC

10.1 (2)	Credit Agreement, dated as of September 1, 2005, by and among Lionbridge Technologies, Inc., Lionbridge Technologies Ireland, Lionbridge Technologies Holdings B.V., VeriTest, Inc., Lionbridge US, Inc., Mentorix Technologies Inc., Lionbridge Global Solutions Companies, Inc., Lionbridge Global Solutions Federal, Inc., Lionbridge Global Solutions II, Inc., Lionbridge Technologies B.V., the several banks and financial institutions as may become parties thereto and Wachovia Bank, National Association, as administrative agent for the several banks and financial institutions as may from time to time become parties thereto

10.2 (2)	Security Agreement, dated as of September 1, 2005, by and among Lionbridge Technologies, Inc., each of the Domestic Subsidiaries from time to time a party thereto and Wachovia Bank, National Association, as administrative agent for the several banks and financial institutions as may from time to time become parties thereto

10.3 (2)	Debenture, dated as of September 1, 2005, by and between Lionbridge Technologies Ireland and Wachovia Bank, National Association, as security agent for the Lenders

10.4	Deed of Pledge of Shares by Lionbridge Global Solutions Companies, Inc.

10.5	Deed of Pledge of Shares by Lionbridge of Europe B.V.

10.6	Deed of Pledge of Shares by Lionbridge of Gibraltar B.V.

10.7	Deed of Pledge of Shares by Lionbridge Technologies, Inc.

10.8	Deed of Pledge of Shares by Lionbridge Holdings BV

10.9 (2)	Pledge Agreement, dated as of September 1, 2005, by and among Lionbridge Technologies, Inc., each of the Domestic Subsidiaries from time to time a party thereto and Wachovia Bank, National Association, as administrative agent for the several banks and financial institutions as may from time to time become parties thereto

10.10 (2)	Charge on Shares, dated as of September 1, 2005, by and between Lionbridge Technologies Holdings B.V. and Wachovia Bank, National Association, as security agent for the Lenders

10.11 (2)	Charge on Shares, dated as of September 1, 2005, by and between VeriTest, Inc. and Wachovia Bank, National Association, as security agent for the Lenders

10.12 (2)	Deed of Pledge of Accounts, dated as of September 1, 2005, executed by Lionbridge Technologies Holdings B.V. and Lionbridge Technologies B.V.

10.13 (2)	Deed of Pledge of Movable Assets, dated as of September 1, 2005, executed by Lionbridge Technologies Holdings B.V. and Lionbridge Technologies B.V.

10.14 (2)	Deed of Pledge of Intercompany Receivables, dated as of September 1, 2005, executed by Lionbridge Technologies Holdings B.V. and Lionbridge Technologies B.V.

10.15 (2)	Deed of Pledge of Receivables, dated as of September 1, 2005, executed by Lionbridge Technologies Holdings B.V. and Lionbridge Technologies B.V.

10.16 (2)	Deed of Pledge of Accounts, dated as of September 1, 2005, executed by Lionbridge Global Solutions Holdings (Netherlands) B.V.

10.17 (2)	Deed of Pledge of Movable Assets, dated as of September 2, 2005, executed by Lionbridge Global Solutions Holdings (Netherlands) B.V.

10.18 (2)	Deed of Pledge of Intercompany Receivables, dated as of September 2, 2005, executed by Lionbridge Global Solutions Holdings (Netherlands) B.V.

10.19 (2)	Deed of Pledge of Receivables, dated as of September 2, 2005, executed by Lionbridge Global Solutions Holdings (Netherlands) B.V.

10.20	Shareholder Agreement, dated as of September 1, 2005, by and among Bowne & Co., Inc., Bowne of New York City, LLC and Lionbridge Technologies, Inc.

99.1	Press Release dated September 1, 2005

(1)	Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed June 28, 2005.
(2)	The schedules to this Exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the schedules to the U.S. Securities and Exchange Commission upon request.